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                                                                   EXHIBIT 10.42

                      PRODUCTION AND DEVELOPMENT AGREEMENT
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                                  ATTACHMENT D

                                PROMISSORY NOTE

$200,000.00                  CUPERTINO, CALIFORNIA             FEBRUARY 3, 1997

For value received, Graphix Zone, Inc., a Delaware corporation ("Borrower"), at 42 Corporate Park, Suite 200, Irvine, CA 92714, promises to pay to the order of Middlefield Ventures, Inc., a Delaware corporation ("Middlefield"), at 2200 Mission College Boulevard, PO Box 58119, RN6-26, Santa Clara, California 95052-8119, attention Assistant Treasurer, Mergers & Acquisitions, or any subsequent holder of this Promissory Note ("Holder"), the principal sum of Two Hundred Thousand Dollars ($200,000.00) together with interest from the date hereof, on unpaid principal at the rate of eight percent (8%) per annum, compounded daily, 365/360 day basis; provided, however, that rate at which interest will accrue on unpaid principal under this Promissory Note will not exceed the highest rate permitted by applicable law.

The term of this Promissory Note shall commence on February 3, 1997 and end on February 3, 2000. Principal and interest shall be payable in lawful money of the United States of America, without any deduction of any nature by way of set off, counterclaim, or otherwise. Commencing on January 1, 1998, and on the first day of each calendar quarter thereafter, during the term of this Note, Borrower shall pay one eighth of the principal sum (ratably diminished by any amounts canceled by Holder pursuant to that certain Production and Development Agreement by and between Intel and Graphix Zone dated on even date herewith) and any outstanding interest, and shall pay any unpaid amount of this Note no later than February 3, 2000.

The unpaid principal sum of this Promissory Note, together with the interest accrued thereon (the "Repayment Amount"), is subject to Intel Corporation's conversion rights and/or obligations under Section 4.3 of the Production and Development Agreement. Upon conversion of the Repayment Amount, this Promissory Note shall terminate and Borrower's obligations to pay the Repayment Amount to Holder shall be extinguished. This Promissory Note may be prepaid in cash at any time without penalty, subject to Intel's conversion rights as set forth in
Section 4.3 of the Production and Development Agreement.

Borrower will be deemed to be in default under this Promissory Note and the principal sum of this Promissory Note, together with all interest accrued thereon, will immediately become due and payable in full upon any material breach of the Production and Development Agreement not cured within thirty days of written notice thereof.

Upon any default of Borrower under this Promissory Note, Middlefield will have, in addition to its rights and remedies under this Promissory Note, full recourse against any real, personal, tangible or intangible assets of Borrower, and may pursue any legal or equitable remedies that are available to it. The Holder shall not have the right to sell or assign this Promissory Note to a third party, except as permitted in the Loan Agreement.

Borrower waives presentment for payment, protest, notice of protest and notice of prepayment of this Promissory Note. Borrower agrees to reimburse Holder for all its reasonable costs and expenses, including reasonable attorneys' fees, in connection with the enforcement of this Promissory Note, whether or not any suit is instituted. Should suit be commenced to collect this Promissory Note or any portion thereof, such sum as the court may deem reasonable shall be added hereto as attorneys' fees, including any fees awarded on any appeal. Suit as used herein includes actions before the United States Bankruptcy Courts.

This Promissory Note shall be governed and construed according to the laws of the State of California and shall be binding on the successors and assigns of Borrower.

Graphix Zone, Inc.


By: /s/ N. H. BLOCK
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    Signature

        N. H. Block
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    Printed Name

        President
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    Title

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Intel Corporation                      14                          Confidential